Exhibit 99.1
CONTACTS:

(Media):	Tony Lentini	(713/296-6227)
	Bill Mintz	(713/296-7276)

(Investor):	Robert Dye	(713/296-6662)
	David Higgins	(713/296-6690)
(Web site):	www.apachecorp.com
FOR RELEASE AT 7:45 A.M. CENTRAL TIME
APACHE RECORDS 2006 EARNINGS OF $2.55 BILLION OR $7.64 PER SHARE;
PRODUCTION, RESERVES, CASH FROM OPERATIONS REACH NEW HIGHS
     Houston, Feb. 1, 2007 – Apache Corporation (NYSE, Nasdaq: APA) today reported 2006 earnings of $2.55 billion or $7.64 per diluted common share, down slightly from the record 2005 earnings of $2.62 billion or $7.84 per share, as record production mitigated the impact of rising industry costs and lower natural gas prices.
     Proved reserves climbed to a record 2.3 billion barrels of oil equivalent (boe), up 9 percent for the 21st consecutive annual increase. Cash from operations before changes in operating assets and liabilities totaled a record $5 billion in 2006, up from $4.7 billion in 2005. (Cash from operations before changes in operating assets and liabilities is a non-GAAP measure; see reconciliation below.)
     “The strength of our diversified portfolio enabled Apache to deliver another solid year of profitable growth,” said G. Steven Farris, president and chief executive officer.
     In the fourth quarter, Apache earned $519 million or $1.56 per share, down from $787 million or $2.35 per share in the prior-year period, reflecting substantially lower natural gas prices. Fourth-quarter cash from operations totaled $1.2 billion, down from $1.4 billion in the year-earlier period. The fourth quarter was the ninth consecutive period in which Apache’s earnings exceeded $500 million and cash from operations surpassed $1 billion.
     Apache received $4.77 per thousand cubic feet (Mcf) of gas in the fourth quarter, down from $7.86 per Mcf in the prior-year period, and $54.51 per barrel of oil, up from $53.63 per barrel in the fourth quarter of 2005.
     Apache’s production averaged 501,131 boe per day during 2006, up 10 percent; 2006 was the first year for the company’s production to exceed one-half million equivalent barrels per day and the 27th increase in the past 28 years. Apache’s liquid hydrocarbon production averaged 236,286 barrels per day and natural gas output averaged 1.59 billion cubic feet per day.
     In the fourth quarter, Apache’s production averaged 533,000 boe per day, up from 433,000 boe per day in the prior-year period, when production was curtailed as a result of hurricane damage.
     Apache replaced 213 percent of its 2006 production, adding 390 million boe of proved reserves through drilling and acquisitions; half of the new reserves were added through the drillbit.
     The company invested $6.4 billion in acquisitions and exploration and development activities in 2006, while divesting $635 million worth of non-core properties.
     “Apache’s 2006 drilling results and acquisitions in the Permian Basin, Gulf of Mexico and Argentina provide strong momentum for continued growth in 2007,” Farris said. “Our seven core areas, each with a large acreage position, provide a basis for continued growth of production and reserves.

     “We expect production growth of 6 to 10 percent in 2007, excluding the impact of the recently announced $1 billion acquisition of Anadarko’s assets in the Permian Basin and any other acquisition and divestiture activity,” he said.
     “We have a deep inventory of identified drilling opportunities lined up for 2007, including a number of higher-risk, higher-reward exploration wells planned in Egypt, the North Sea, Australia and Canada,” Farris said.
     “While service costs have moderated somewhat from the unsustainable levels of 2006, a rebound in costs would require Apache to revisit its 2007 capital plans – especially in North America, which experienced the greatest cost increases,” he said.
     Apache Corporation discovers and produces oil and gas in the United States, Canada, the United Kingdom sector of the North Sea, Egypt, Australia and Argentina.
-end-
     NOTE: Apache will webcast its conference call live from its Web site, http://www.apachecorp.com at 1 p.m. Central Time on Thursday, Feb. 1. The webcast replay and podcast will be archived on Apache’s Web site and will be available for delayed playback by telephone for one week beginning at 5 p.m. on Feb. 1. To access the telephone playback, dial (719) 457-0820 and provide Apache’s confirmation code, 4792336.
     This news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding production, operating costs, exploration and acquisition activities. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions and uncertainties. There is no assurance that Apache’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
REVENUES AND OTHER:
Oil and gas production revenues	$1,966,013	$2,004,363	$8,074,253	$7,457,291
Gain on China divestiture	—	—	173,545	—
Other	665	97,310	40,981	126,953

	1,966,678	2,101,673	8,288,779	7,584,244

OPERATING EXPENSES:
Depreciation, depletion and amortization	514,802	360,099	1,816,359	1,415,682
Asset retirement obligation accretion	24,663	13,704	88,931	53,720
Lease operating costs	396,574	271,879	1,362,374	1,040,475
Gathering and transportation costs	27,594	26,731	104,322	100,260
Severance and other taxes	121,458	144,085	553,978	453,258
General and administrative	59,690	45,812	211,334	198,272

Total operating expenses	1,144,781	862,310	4,137,298	3,261,667

OPERATING INCOME	821,897	1,239,363	4,151,481	4,322,577

FINANCING COSTS:
Interest expense	63,381	41,829	217,454	175,419
Amortization of deferred loan costs	518	522	2,048	3,748
Capitalized interest	(15,118)	(14,335)	(61,301)	(56,988)
Interest income	(3,203)	(1,853)	(16,315)	(5,856)

Net financing costs	45,578	26,163	141,886	116,323

INCOME BEFORE INCOME TAXES	776,319	1,213,200	4,009,595	4,206,254
Provision for income taxes	255,478	424,978	1,457,144	1,582,524

NET INCOME	520,841	788,222	2,552,451	2,623,730
Preferred stock dividends	1,420	1,420	5,680	5,680

INCOME ATTRIBUTABLE TO COMMON STOCK	$519,421	$786,802	$2,546,771	$2,618,050

BASIC NET INCOME PER COMMON SHARE	$1.57	$2.39	$7.72	$7.96

DILUTED NET INCOME PER COMMON SHARE	$1.56	$2.35	$7.64	$7.84

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	330,417	329,859	330,083	328,929

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
COSTS INCURRED: (1)
North America exploration and development	$783,784	$1,100,795	$2,866,942	$2,852,713
International exploration and development	319,902	219,841	1,104,456	1,104,612

	$1,103,686	$1,320,636	$3,971,398	$3,957,325

Oil and gas property acquisitions	$58,690	$3,402	$2,473,081	$53,392

(1) Includes asset retirement costs and capitalized interest as follows:
Capitalized interest	$15,118	$14,335	$61,301	$56,988
Asset retirement costs	$14,904	$469,963	$390,612	$546,669

	December 31,	December 31,
	2006	2005
BALANCE SHEET DATA:
Current Assets	$2,458,753	$2,162,077
Property and Equipment, net	21,346,252	16,791,340
Goodwill	189,252	189,252
Other Assets	219,047	129,127

Total Assets	$24,213,304	$19,271,796

Current Liabilities	$3,826,493	$2,186,564
Long-Term Debt	2,019,831	2,191,954
Deferred Credits and Other Noncurrent Liabilities	5,175,927	4,352,063
Shareholders’ Equity	13,191,053	10,541,215

Total Liabilities and Shareholders’ Equity	$24,213,304	$19,271,796

Common shares outstanding at end of period	330,737	330,121
NON-GAAP FINANCIAL MEASURES:
The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. Management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.
The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
Net cash provided by operating activities	$1,032,947	$1,172,174	$4,431,959	$4,332,270
Changes in operating assets and liabilities	176,539	179,882	563,975	412,063

Cash from operations before changes in
operating assets and liabilities	$1,209,486	$1,352,056	$4,995,934	$4,744,333

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
FINANCIAL DATA (In thousands, except per share data):

Revenues and other	$1,966,678	$2,101,673	$8,288,779	$7,584,244

Income Attributable to Common Stock	$519,421	$786,802	$2,546,771	$2,618,050

Basic Net Income Per Common Share	$1.57	$2.39	$7.72	$7.96

Diluted Net Income Per Common Share	$1.56	$2.35	$7.64	$7.84

Weighted Average Common Shares Outstanding	330,417	329,859	330,083	328,929

Diluted Shares Outstanding	332,881	334,307	333,211	333,749

PRODUCTION AND PRICING DATA:

OIL VOLUME — Barrels per day
United States	74,413	49,677	66,832	66,268
Canada	19,504	23,310	20,715	22,499
Egypt	58,988	58,202	56,570	55,141
Australia	11,140	15,544	11,892	15,379
North Sea	59,060	67,036	58,544	65,488
Argentina	10,491	1,424	6,857	1,163
China	—	4,892	3,167	8,132

Total	233,596	220,085	224,577	234,070

AVERAGE OIL PRICE PER BARREL
United States	$51.27	$49.03	$54.22	$47.97
Canada	52.21	55.70	59.90	53.05
Egypt	57.81	54.80	63.60	53.69
Australia	57.19	56.31	68.25	57.61
North Sea	58.25	54.91	63.04	53.00
Argentina	39.24	38.82	42.79	37.54
China	—	54.82	62.73	44.24
Total	54.51	53.63	59.92	51.66

NATURAL GAS VOLUME — Mcf per day
United States	707,281	513,695	666,965	597,481
Canada	391,170	386,827	404,325	371,917
Egypt	230,968	197,972	217,601	165,710
Australia	200,883	130,823	186,119	123,295
North Sea	2,079	2,360	2,061	2,306
Argentina	188,310	3,030	111,994	3,114

Total	1,720,691	1,234,707	1,589,065	1,263,823

AVERAGE NATURAL GAS PRICE PER MCF
United States	$6.32	$9.07	$6.54	$7.22
Canada	5.68	10.12	6.09	7.29
Egypt	4.19	4.41	4.42	4.59
Australia	1.66	1.68	1.65	1.72
North Sea	10.19	13.60	10.64	9.17
Argentina	1.05	1.11	0.97	1.14
Total	4.77	7.86	5.17	6.35

NGL VOLUME — Barrels per day
United States	7,681	4,655	7,985	7,553
Canada	2,239	2,378	2,187	2,235
Argentina	2,676	—	1,537	—

Total	12,596	7,033	11,709	9,788

AVERAGE NGL PRICE PER BARREL
United States	$34.83	$39.75	$38.54	$32.44
Canada	31.31	40.56	35.40	31.07
Argentina	31.96	—	36.64	—
Total	33.59	40.02	37.70	32.13

APACHE CORPORATION
OIL & GAS RESERVE INFORMATION
For the Year Ended December 31, 2006

OIL

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	China	Total

Balance — Dec 31, 2005	461,568	170,197	90,893	51,322	195,262	1,661	5,007	975,910
Extensions	12,354	18,430	18,535	23,517	21,777	3,422	3,386	101,421
Purchases	53,853	643	—	—	—	28,351	—	82,847
Revisions	(2,009)	63	31	24	—	147	(19)	(1,763)
Production	(27,308)	(8,359)	(20,648)	(4,341)	(21,369)	(3,064)	(1,156)	(86,245)
Sales	(3,187)	—	—	—	—	(724)	(7,218)	(11,129)

Balance — Dec 31, 2006	495,271	180,974	88,811	70,522	195,670	29,793	—	1,061,041

GAS

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	China	Total

Balance — Dec 31, 2005	2,566,187	2,366,592	1,080,357	824,817	7,475	2,594	—	6,848,022
Extensions	253,707	248,549	151,086	46,860	118	36,986	—	737,306
Purchases	195,552	1,500	—	—	—	484,707	—	681,759
Revisions	(74,225)	(102,922)	3,965	4	—	1,858	—	(171,320)
Production	(243,441)	(147,579)	(79,424)	(67,934)	(753)	(40,878)	—	(580,009)
Sales	(2,418)	(421)	—	—	—	—	—	(2,839)

Balance — Dec 31, 2006	2,695,362	2,365,719	1,155,984	803,747	6,840	485,267	—	7,512,919

TOTAL BOE

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	China	Total

Balance — Dec 31, 2005	889,266	564,629	270,953	188,792	196,508	2,093	5,007	2,117,248
Extensions	54,639	59,855	43,716	31,327	21,797	9,586	3,385	224,305
Purchases	86,445	893	—	—	—	109,135	—	196,473
Revisions	(14,381)	(17,091)	692	25	—	457	(19)	(30,317)
Production	(67,882)	(32,956)	(33,885)	(15,663)	(21,495)	(9,877)	(1,155)	(182,913)
Sales	(3,590)	(70)	—	—	—	(724)	(7,218)	(11,602)

Balance — Dec 31, 2006	944,497	575,260	281,476	204,481	196,810	110,670	—	2,313,194

Net Change (Growth)	55,231	10,631	10,523	15,689	302	108,577	(5,007)	195,946

2006 BOE Percentages	40.8%	24.9%	12.2%	8.8%	8.5%	4.8%	0.0%	100.0%

Production (BOE)
Oil	40.2%	25.4%	60.9%	27.7%	99.4%	31.0%		47.2%
Gas	59.8%	74.6%	39.1%	72.3%	0.6%	69.0%		52.8%

								100.0%

APACHE CORPORATION
OIL & GAS RESERVE INFORMATION
For the Year Ended December 31, 2006

Reserve Additions (BOE’s)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	China	Total

Extensions	54,639	59,855	43,716	31,327	21,797	9,586	3,385	224,305
Revisions	(14,381)	(17,091)	692	25	—	457	(19)	(30,317)
Purchases	86,445	893	—	—	—	109,135	—	196,473

Total Adds	126,703	43,657	44,408	31,352	21,797	119,178	3,366	390,461

Costs Incurred

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	China	Total

Exploration & Development	1,763,234	1,103,708	461,281	185,819	329,498	115,570	12,288	3,971,398
Acquisitions	1,318,008	5,859	—	23,981	3,060	1,122,173	—	2,473,081

Total	3,081,242	1,109,567	461,281	209,800	332,558	1,237,743	12,288	6,444,479

Included in the costs incurred are the following:
Capitalized Interest	29,300	21,793	6,389	3,819	—	—	—	61,301
Asset Retirement Cost	348,057	25,301	—	2,108	—	15,146	—	390,612